Exhibit 3.77

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Valor Telecommunications Enterprises II, LLC, is entered into effective as of this 31st day of January, 2002 by Valor Telecommunications Southwest II, LLC, as the sole member (the “Member”) and Valor Telecommunications Enterprises II, LLC (the “Company”).

The Company was formed on June 8, 2001 by the Initial Member as a sole member limited liability company pursuant to the Delaware Limited Liability Company Act (the “Delaware Act”), Del. Code Ann. tit. 6 §§ 18-101 et seq. The Member desires to amend and restate the Original Agreement.

The Company has filed a Form 8832 with the Internal Revenue Service electing for federal income tax purposes to be an association taxable as a corporation.

The parties further agree as follows:

1. Name. The name of the limited liability company is Valor Telecommunications Enterprises II, LLC.

2. Purpose. The Company was organized for the object and purpose of holding equity interests in certain companies and exercising all rights and privileges incident thereto, and engaging in any and all activities necessary, desirable, or incidental to the foregoing and engaging in any other lawful activities.

3. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Ste. 400, Wilmington, DE.

4. Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company.

5. Members. The name and address of the Member, which is the sole member of the Company, is as follows:

Valor Telecommunications Southwest II, LLC

Las Colinas Tower I

201 E. John Carpenter Freeway, Suite 200

Dallas, Texas 75062

6. Management. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of limited liability companies under the laws of the State of Delaware. The Member may appoint such officers of the Company, from time to time, as the Member deems necessary and advisable, and the Member may in its discretion delegate certain day-to-day management functions, powers and duties to those officers.

7. Officers. The Member may delegate all or portion of its powers, duties, rights and responsibilities, including the authority to bind the Company, to one or more persons who shall be referred to as “officers” of the Company. The officers of the Company shall be chosen by the Member and shall consist of a Chief Executive Officer, President, a Secretary and a Treasurer and such other officers as may be deemed advisable by the Member. The initial officers of the Company are set forth in Annex A hereto.

8. Opt-in to Article 8 of the Uniform Commercial Code. The Member hereby agrees that the Equity Interests of the Company shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

9. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) with the consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10. Capital Contributions. Capital contributions to the Company shall be made at the times and as determined by the Member.

11. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

12. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

13. Assignment. The Member may assign its limited liability company interest, and the assignee may become a member of the Company, provided this Agreement shall be amended to evidence the same.

14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

15. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of this 31st day of January, 2002.

VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC

By:	/s/ Kenneth R. Cole
Name:	Kenneth R. Cole
Title:	Chief Executive Officer

VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC

By:	/s/ Kenneth R. Cole
Name:	Kenneth R. Cole
Title:	Chief Executive Officer

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ANNEX A

INITIAL OFFICERS

Name:	Office:

Kenneth R. Cole	Chief Executive Officer

Calvin R. Weinheimer	President

John A. Butler	Treasurer

William M. Ojile, Jr.	Secretary

VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC

CONSENT OF SOLE MEMBER

Pursuant to the Delaware Limited Liability Company Act and the Limited Liability Company Agreement of Valor Telecommunications Enterprises II, LLC (the “Company”), Valor Telecommunications Southwest II, LLC, a Delaware limited liability company and the sole member of the Company (the “Member”), does hereby consent to the adoption of the following resolutions, which action is required or permitted to be taken by the Company:

WHEREAS, there has been presented to and reviewed by the Member the Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among BA Capital Company, L.P. (“BA Capital”), the other sellers (collectively with BA Capital, the “Sellers”), Kerrville Communications Corporation (“KCC”), the Company, and, for purposes of Section 10.3(b) thereof only, Valor Telecommunications, LLC (“Valor Parent”), which sets forth the terms and conditions pursuant to which the Company will acquire all capital stock and equity interests of KCC for the purchase price of $125,000,000 in cash subject to adjustment as set forth in the Securities Purchase Agreement and the other Transaction Documents;

WHEREAS, there has been presented to and reviewed by the Member the Commitment Letter (the “Bank Commitment Letter”) by and among Valor Parent, the Member, the Company, Bank of America, N.A. (“BOA”) and Banc of America Securities LLC (“BAS”), which sets forth the terms and conditions pursuant to which (i) BOA and BAS shall commit to provide the full principal amount of the Senior Credit Facilities (as therein defined), (ii) BOA shall act as the sole and exclusive administrative agent for the Senior Credit Facilities (as therein defined), and (iii) BAS shall use its best efforts to form a syndicate of financial institutions and institutional lenders for the Senior Credit Facilities (as therein defined);

WHEREAS, in connection with the Bank Commitment Letter, there has been presented to and reviewed by the Member the Fee Letter by and among Valor Parent, the Member, the Company, BOA and BAS (the “Bank Fee Letter”);

[WHEREAS, there has been presented to and reviewed by the Member the Commitment Letter (the “Equity Commitment Letter” and, together with the Bank Commitment Letter and the Bank Fee Letter, the “Financing Documents”) by and among Valor Parent, the Member, the Company and [Welsh, Carson, Anderson & Stowe VIII, L.P.] (the “Equity Investors”), which sets forth the terms and conditions pursuant to which the Equity Investors shall commit to provide at least $45,000,000 in gross proceeds in connection with the Company’s consummation of the transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents;] [if the Company is a party to the Equity Commitment Letter]

WHEREAS, the Member deems the execution and performance of the Securities Purchase Agreement, the other Transaction Documents and the Financing Documents by the Company to be in the Company’s best interest; and

WHEREAS, any capitalized term used but not defined herein shall have the meaning given to such term in the Securities Purchase Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the forms, terms and provisions of the Securities Purchase Agreement, substantially in the form heretofore presented be, and the same hereby are, approved and adopted in all respects;

RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to negotiate, execute and deliver, in the name and on behalf of the Company, the Securities Purchase Agreement, substantially in the form heretofore presented with such amendments, modifications and changes therein and additions thereto from time to time as shall be deemed necessary, convenient or proper by the officers executing the same, the execution thereof by such officer to be conclusive of the approval of such changes or additions;

RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, the Escrow Agreement, the Noncompetition Agreement, the other Transaction Documents, any and all certificates, affidavits, powers of attorney, schedules, and all other agreements, instruments, deliverables or documents in respect of the Securities Purchase Agreement and the other Transaction Documents to effect the consummation of the transactions contemplated thereunder;

RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, the Financing Documents, any and all certificates, affidavits, powers of attorney, schedules, contracts, notes, guaranties, mortgages, security agreements, financing agreements, financing and continuation statements, instruments of pledge and all other agreements, instruments, deliverables or documents in respect to the Financing Documents to effect the consummation of the transactions contemplated thereunder;

RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, empowered, authorized and directed, on behalf of the Company and in its name, to execute and deliver any and all documents and agreements and perform any and all acts from time to time which such officer or officers may deem necessary, advisable or appropriate in order to effectuate the purposes of each and all of the foregoing resolutions;

RESOLVED, that all acts heretofore done by any such officer or officers or by any employees or agents of the Company on or prior to the date of this Consent in connection with the Securities Purchase Agreement, the other Transaction Documents, the Financing Documents and the transactions contemplated thereunder, including, but not limited to these resolutions, be and the same hereby are, in all respects, ratified, confirmed, approved and adopted as acts on behalf of the Company; and

RESOLVED, that the Secretary of the Company be, and he hereby is, authorized, empowered and directed to certify the passage of the foregoing resolutions under the seal of the Company.

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IN WITNESS WHEREOF, the Member has executed this Consent this 8th day of August, 2001.

VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC, Sole Member

/s/ Anne K. Bingaman
Anne K. Bingaman, Chairman and Chief Executive Officer